                                                                    Exhibit 10.1
================================================================================


                            RESTATED LOAN AGREEMENT



                         Dated as of September 14, 1995



                                    between


                       KULICKE AND SOFFA INDUSTRIES, INC.


                                      and


                              MIDLANTIC BANK, N.A.



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

                            RESTATED LOAN AGREEMENT
                            -----------------------

     THIS LOAN AGREEMENT, dated as of September 14, 1995 (herein called the "Agreement"), is entered into between KULICKE AND SOFFA INDUSTRIES, INC. ("Borrower") and MIDLANTIC BANK, N.A. ("Bank").


                                  WITNESSETH:
                                  ----------

     A. Borrower desires to establish certain financing arrangements with and borrow funds from Bank and Bank is willing to establish such arrangements for and make loans and advances to Borrower under the terms and provisions hereinafter set forth.

     B. The parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

     C. It is intended hereby to restate the terms of all prior agreements between the parties relative to the credit facilities included herein, including the terms of that certain Loan Agreement dated November 27, 1991 as amended to date.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, covenant and agree as follows:

SECTION 1    DEFINITIONS AND RULES OF INTERPRETATION.
             ----------------------------------------

     SECTION 1.01  Definitions.
                   -----------

     "American" shall mean American Fine Wire Corp., an Alabama corporation.
      --------

     "American Acquisition Agreement" shall mean that certain Agreement and Plan
      ------------------------------
of Acquisition, dated as of the date hereof, among Borrower, Kulicke and Soffa Acquisition Corporation, Circle "S" Industries, Inc. and certain shareholders of Circle "S" Industries, Inc., a copy of which is attached hereto as Exhibit "1.01(A)".

     "Annual Financial Statements" shall mean the annual financial statements of
      ---------------------------
Borrower and its consolidated subsidiaries, including all notes thereto, which statements shall include a balance sheet as of the end of a calendar year and an income statement and a statement of cash flows for such year, all setting forth in comparative form the corresponding figures from the previous year, all prepared in conformity with Generally Accepted Accounting Principles and accompanied by a financial audit of independent certified public accountants who are reasonably satisfactory to the Bank which shall state that such accountants have audited such financial statements and that such financial statements are in conformity with Generally Accepted Accounting Principles.

     "Bank Indemnitees" shall mean the Bank, any pledgee, assignee or subsequent
      ----------------
holder or owner of any Note or any interest in any Note, including each Participant, any affiliate, successor, assign or subsidiary of the Bank or any Participant, and each of their respective shareholders, members, directors, officers, employees, counsel, agents and contractors, as well as their respective heirs, beneficiaries, administrators, executors, personal representatives, trustees, receivers, successors and assigns.

     "Business Day" shall mean a day, other than a Saturday or Sunday, on which
      ------------
Bank is open for business.

     "Closing Date" shall mean the date of this Agreement.
      ------------

     "Collateral Documents" shall mean all of the documents and instruments to
      --------------------
be executed and delivered to Bank pursuant to Sections 2 and 3 hereof.

     "Current Ratio" shall mean, as of any date, the ratio of current assets to
      -------------
current liabilities, determined in accordance with GAAP.

     "Debt" shall mean, as of any date, all debts and liabilities as would be
      ----
shown on a balance sheet prepared in accordance with GAAP, and shall specifically include without limitation all contingent liabilities.

     "EBITDA" shall mean Pre Tax Earnings plus the sum of depreciation and
      ------
amortization and interest expense during the period for which Pre Tax Earnings was calculated.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Event of Default" shall mean an event specified in Section 7 hereof.
      ----------------

     "Financial Statements" means any Annual Financial Statements.
      --------------------

     "Fixed Charges" means the sum of (a) principal and interest payments on
      -------------
Funded Debt, (b) Unfunded Capital Expenditures, and (c) all federal, state and local income taxes whether paid or accrued.

     "Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of (a)
      ---------------------------
EBITDA for the 12 months then ended, to (b) Fixed Charges for such period.

     "Funded Debt" means, as of any date, all Indebtedness for borrowed money
      -----------
(including without limitation the current portion of such Indebtedness and including further, without limitation obligations under financing leases but not obligations under operating leases) which (a) matures more than one year from such date or (b) is an installment on a note, lease or similar contract which has one or more other installments which mature more than one year from such date. Cash advances under the Revolving Loan are not Funded Debt.

     "Generally Accepted Accounting Principles" or "GAAP" shall mean, with
      ----------------------------------------      ----
respect to any Person, such accounting practice as, in the opinion of the independent accountants retained by such Person and who are reasonably acceptable to the Bank, conforms at the time to generally accepted accounting principles, consistently applied. Generally accepted accounting principles means those principles and practices which are (a) recognized as such by the Financial Accounting Standards Board, (b) applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent financial statements of the relevant Person furnished to the Bank, and (c) consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder shall be prepared in accordance with such change. Solely for purposes of this Agreement, if any such material change is made, then either (i) the financial covenants shall be appropriately modified by agreement between the parties to reflect such change or (ii) if no such agreement is reached, the financial covenant compliance computations shall be computed without regard to such change.

     "Indebtedness" shall mean all items of indebtedness, obligation or
      ------------
liability, due or to become due, liquidated or unliquidated, direct or contingent, joint or several, of any nature whatsoever and out of whatever transaction arising, including, without limitation:

     (A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

     (B) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise to (l) purchase such indebtedness, (2) purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell services, primarily for the purpose of enabling any debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss, or (3) supply funds to or in any other manner invest in any debtor;

     (C) All indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject to such mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance, whether or not the liabilities secured thereby have been assumed; and

     (D) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with GAAP, consistently applied, should be reflected on the lessee's balance sheet.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as
      ---------------------
amended.

     "Laws" shall mean all ordinances, statutes, rules, regulations, orders,
      ----
injunctions, writs or decrees of any government or political subdivision or agency thereof or any court or similar entity established by any thereof.

     "Leverage Ratio" means, as of any date, the ratio of (a) Debt (other than
      --------------
Subordinated Indebtedness) as of such date to (b) Tangible Net Worth on such date.

     "Loans" shall mean collectively the Term Loan and the Revolving Loan.
      -----

     "Material Adverse Effect" shall mean any specified event, condition or
      -----------------------
occurrence as to Borrower which individually or in the aggregate with any other such event, condition or occurrence and whether through the effect on Borrower's business, property, prospects, profits or condition (financial or otherwise) or otherwise could reasonably be expected to (a) result in, to the extent not fully covered by insurance, any liability, loss, forfeiture, penalty, costs, fine, expense, payment or other monetary obligation or loss of property of Borrower in excess of 5% of Borrower's consolidated shareholder's equity, determined in accordance with GAAP, as reflected in Borrower's then most recently prepared annual or quarterly financial statements, and/or (b) materially impair the ability of the Borrower to meet all of its Obligations to the Bank.

     "Notes" shall mean, collectively, the Term Note and the Revolving Loan
      -----
Note.

     "Obligations" shall mean the obligations of Borrower to pay the principal
      -----------
of and interest on the Notes and to satisfy and perform all of its other existing and future obligations, liabilities and indebtedness to Bank, whether hereunder, under any of the Collateral Documents, or otherwise, whether matured or unmatured, direct or contingent, joint or several, including, without limitation, any extensions, modifications, renewals thereof and substitutions therefor.

     "Participants" shall mean each Person to which Bank may
      ------------
pursuant to Section 2.12 hereof sell participations in all or any portion of the Loans.

     "Permitted Investments" shall mean (a) direct obligations of, or
      ---------------------
obligations fully and unconditionally guaranteed by, the United States of America, (b) deposit accounts in, or certificates of deposit issued by, any commercial bank in the United States of America having total capital and surplus in excess of Seventy Five Million Dollars ($75,000,000) or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation,
(c) investment grade (rated in one of the four highest rating categories) commercial paper, bankers' acceptances or similar financial instruments, (d) investment grade bonds (rated in one of the four highest rating categories), (e) mutual funds having at least eighty percent (80%) of their assets in cash and/or investments included in (a), (b), (c) or (d) above and/or (f) investments of the type described in Exhibit "1.01(B)".

     "Permitted Liens" shall mean:
      ---------------

     (A) Liens for taxes, assessments or similar charges incurred in the ordinary course of business which are not yet due and payable;

     (B) Pledges or deposits made in the ordinary course of business to secure repayment of workers' compensation, or to participate in any fund in connection with compensation, insurance, old-age pensions or other social security programs, as well as any underlying lien, if any, being replaced by such pledge or deposit;

     (C) Liens of mechanics, materialmen, warehousemen, carriers, or other like lienors, securing obligations incurred in the ordinary course of business that are not yet due and payable;

     (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder unless the amount due thereunder is less than $1,000,000, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, as well as any underlying lien, if any, being replaced by such pledge, deposit or bond;

     (E)  Liens in favor of Bank; and

     (F) Purchase money security interests covering real estate or equipment in favor of the vendor or financier thereof, provided that the principal amount secured by each such security interest does not exceed the unpaid purchase price for such equipment.

     "Person" shall mean any individual, corporation, participation,
      ------
association, joint-stock company, trust, unincorporated organization, joint venture, court or government division or agency thereof.

     "Pre-Tax Earnings" shall mean gross revenues and other proper income
      ----------------
credits, less all proper income charges other than taxes on income, all determined in accordance with Generally Accepted Accounting Principles; provided
                                                                        --------
that there shall not be included in such revenues or charges (a) any gains resulting from the write-up of assets; (b) any proceeds of any life insurance policy; or (c) any gain or loss which is classified as "extraordinary" in accordance with Generally Accepted Accounting Principles. Pre-Tax Earnings can be less than zero for all purposes of this Agreement.

     "Rates" shall mean the respective rates of interest specified in Section 2
      -----
of this Agreement.

     "Revolving Loan" shall mean the Revolving Loan facility established
      --------------
pursuant to Section 2 of this Agreement.

     "Revolving Loan Limit" shall mean $10,000,000.
      --------------------

     "Revolving Loan Note" shall mean promissory note evidencing Borrower's
      -------------------
obligation to repay the Revolving Loan.

     "Revolving Loan Termination Date" shall mean March 30, 1996 or such other
      -------------------------------
later date to which Bank and Borrower may (without obligation to do so) hereafter agree in writing in connection with any renewal or extension of the Revolving Loan.

     "Subordinated Indebtedness" shall mean Indebtedness the repayment of which
      -------------------------
is subordinated to the Loans and all other Obligations in form and manner satisfactory to Bank.

     "Tangible Net Worth" shall mean the excess of assets over liabilities as
      ------------------
would be shown on a balance sheet of Borrower, prepared in accordance with GAAP, consistently applied, plus Subordinated Indebtedness, provided that such amounts
                      ----
are to be net of amounts carried on the books of Borrower for any of the following: (i) unamortized debt discount and expense, (ii) patents, patent applications, copyrights, trademarks, trade names, goodwill (including any excess of cost over net assets of businesses acquired), experimental or organization expenses and other like reserves and intangible assets, (iii) loans and advances (other than advances for employee relocation or expenses in the ordinary course of business) to employees, officers, directors, shareholders or any other Person, and (iv) investments (other than Permitted Investments and investments permitted pursuant to Section 6.02(A) hereof) or other interests (whether debt, equity or otherwise) in any Person.

     "Term Loan" shall mean the Term Loan to be made pursuant to Section 2.04 of
      ---------
this Agreement.

     "Term Note" shall mean a promissory note evidencing Borrower's obligation
      ---------
to repay the Term Loan.

     "Unfunded Capital Expenditures" shall mean capital expenditures for which
      -----------------------------
no Debt has been incurred.

       "Working Capital" shall mean the excess of current assets over current
       ----------------
liabilities as would be shown on a balance sheet of Borrower, prepared in accordance with GAAP, consistently applied. For purposes of the computation of Working Capital, all outstanding cash advances under the Revolving Loan shall be treated as current liabilities.

     SECTION 1.2  Interpretation of Financial Measurements;
                  Financial Statements.
                  -----------------------------------------

     Except where specifically otherwise provided herein, all financial measurements shall be computed for Borrower and its consolidated subsidiaries on a consolidated basis, and all references herein to financial statements of the Borrower shall be references to such consolidated financial statements.

SECTION 2 THE LOANS.
          ---------

     SECTION 2.01 Revolving Loan. Under and subject to the terms and conditions
                  --------------
of this Agreement and within the Revolving Loan Limit and as requested by an authorized officer of Borrower from time to time through but not including the Revolving Loan Termination Date, Bank hereby establishes a Revolving Loan facility (the "Revolving Loan") pursuant to which Bank will make cash advances and issue letters of credit from time to time or for the account of Borrower. Unless sooner terminated pursuant to any other provision of this Agreement, the Revolving Loan will terminate and the entire principal balance of the Revolving Loan, together with all unpaid accrued interest thereon, shall be repaid on the Revolving Loan Termination Date, without notice or demand. Each advance under the Revolving Loan shall be made or issued following the giving of notice by an authorized officer of Borrower to Bank (which notice shall be given not later than three (3) Business Days preceding the Business Day on which such cash advance is required), specifying the date of borrowing and the amount thereof. Cash advance shall be in multiples of $50,000. Upon fulfillment of all applicable conditions to such advance set forth herein, Bank will make such funds available to the Borrower at Bank's main office by depositing same in Borrower's deposit account with Bank. The outstanding principal balance under the Revolving Loan may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future loans, advances and extensions of credit which may be made by Bank, to or for the benefit of Borrower.

     SECTION 2.02 The Revolving Loan Note.  Contemporaneously herewith, Borrower
                  -----------------------
will execute and deliver to Bank the Revolving Loan Note to evidence Borrower's obligation to repay Bank for all amounts due or which may become due in connection with the Revolving Loan, with interest, all as more fully described in the Revolving Loan Note, the terms of which are incorporated herein by reference.

     SECTION 2.03 Use Of Revolving Loan Proceeds.  Advances under the Revolving
                  ------------------------------
Loan shall be used by the Borrower exclusively for working capital.

     SECTION 2.04 The Term Loan.  The Bank will under the terms and subject to
                  -------------
the conditions of this Agreement, make a term loan (the "Term Loan") to Borrower in the principal sum of up to $50,000,000. To the extent that, pursuant to the Agreement and Plan of Acquisition included in the definition of the American Acquisition Agreement, a portion of the consideration payable by Borrower thereunder is payable by issuance of the promissory notes referred to therein, up to $45,000,000 of the proceeds of the Term Loan will be advanced by Bank in the form of issuance of one or more letters of credit (the "American Letters of Credit") for Borrower's account and for the benefit of the holders of said promissory notes, in the form of Exhibit "2.04" hereto. The Term Loan (including the amount of draws made under the American Letters of Credit) will be repaid as set forth in the Term Note. If on the date on which the entire principal balance of the Term Loan is due (either at maturity, by acceleration, pursuant to Section 6.01(L) hereof, or otherwise) or is otherwise repaid by Borrower there remain outstanding any letters of credit, including without limitation the American Letters of Credit, Borrower will pay to Bank cash in the face amount thereof to be held by Bank for use to reimburse itself for and upon any draw thereafter made under any such letter of credit.

     SECTION 2.05 The Term Note.  Contemporaneously herewith, Borrower will
                  -------------
execute and deliver to Bank the Term Note to evidence Borrower's obligation to repay to Bank, with interest, the principal amount of the Term Loan, all as more fully set forth in the Term Note, the terms of which are incorporated herein by reference.

     SECTION 2.06 Use of Term Loan Proceeds.  The proceeds of the Term Loan
                  -------------------------
(including issuance of the American Letters of Credit) shall be advanced concurrently with closing under the American Acquisition Agreements ("Advance Date"), and shall be used by Borrower exclusively for the purpose of paying the consideration payable by Borrower under the American Acquisition Agreements.

     SECTION 2.07 Interest Rates and Calculation of Interest.
                  ------------------------------------------

     (A) As used in this Section 2.07, the following terms shall have the following meanings:

     (i)   "Applicable LIBOR Rate Margin" means with respect to principal of the
            ----------------------------
Term Loan, .50 percentage points during the Bridge Period and, if the LIBOR Rate Option is selected for the Term Period as set forth in Section 2.07(B)(2) hereof, 1.00 percentage point during the Term Period.

     (ii)  "Applicable Prime Rate Margin" means with respect to principal of the
            ----------------------------
Revolving Loan, .25 percentage points.

     (iii) "Bridge Period" means, with respect to the Term Loan, the 90 day
            -------------
period after the Advance Date.

     (iv) "Fixed Rate" means, with respect to the Term  Loan if a fixed rate is
           ----------
selected for the Term Period as set forth in Section 2.07(B)(2) hereof, a fixed rate of interest equal to 115 basis points above the rate in effect (as reflected in the Wall Street Journal or other financial reporting service, as reasonably determined by Bank) 5 Business Days prior to the date on which such Fixed Rate is to be effective for U.S. Treasury Securities having a five year term, such Fixed Rate to remain fixed for the Term Period of the Term Loan.

     (v)  "Good Business Day" means any day when both Bank and banks in London,
           -----------------
England are open for business.

     (vi) "LIBOR Rate"  means, with respect to principal of the Term Loan during
           ----------
the Bridge Period and, if the LIBOR Rate option is selected for the Term Period as set forth in Section 2.07(B)(2) hereof, during the Term Period, for any day during each Rate Period, (a) the per annum rate of interest determined by Bank as being the composite rate available to Bank at approximately 11:00 a.m. London time in the London Interbank Market, as referenced by Telerate (page 3750), in accordance with the usual practice in such market, for the Rate Period elected by Borrower, in effect two (2) Good Business Days prior to the date on which such LIBOR Rate is to be effective for deposits of dollars in amounts equal (as nearly as may be estimated) to that portion of the principal balance of the Term Loan for which such election is being made as of the time of such determination, as such rate (the "Base Rate") may be adjusted by the reserve percentage applicable during the Rate Period (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Rate Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation, any emergency, supplemental or other marginal reserve requirement) for the Bank with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such Rate Period ("Eurocurrency Reserve Requirement"), plus (b) the Applicable LIBOR Rate Margin. Such reserve adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, (a) the quotient of (i) the Base Rate divided by (ii) one minus the Eurocurrency Reserve Requirement, plus (b) the Applicable LIBOR Rate Margin.

     (vii)  "Notification" means, with respect to all periods in which the LIBOR
             ------------
Rate is in effect, telephonic notice (which shall be irrevocable) by an authorized officer of a Borrower to Bank, which notice shall be given no later than 10:00 a.m. Philadelphia time, on the day which is at least 4 Business Days prior to the Business Day on which such rate is to become effective, which notice shall specify (a) that a LIBOR Rate is being selected for a portion of outstanding principal of the Term Loan, (b) the principal amount of Term Loan to be subject to such rate; (c) the Rate Period(s) selected; and (d) the date on which such request is to become effective (which date shall be a date selected in accordance with Section 2.07(B) hereof).

     (viii) "Prime Rate" means a per annum rate of interest, equal to the rate
             ----------
of interest in effect from time to time at Bank as its Prime Rate (which is not necessarily the lowest interest rate charged by Bank for loans), and whether or not announced or otherwise communicated to Borrower, such Prime Rate to change from time to time as of the effective date of each change in Prime Rate.

          (ix) "Rate Period" means, with respect to all periods in which to the
                -----------
LIBOR Rate is in effect, the period of time for which a particular LIBOR Rate shall apply to a portion of the principal of the Term Loan. Rate Periods for principal earning interest at the LIBOR Rate shall, during the Bridge Period, be for periods of 30, 60 or 90 days, and, during the Term Period, shall be for periods of 30, 60, 90 or 180 days, and for no other length of time, provided that no Rate Period may end on other than a Business Day, or after the maturity date of the Term Loan.

          (x) "Repayment Premium" means the amount which Borrower shall pay to
               -----------------
Bank as a premium in connection with a repayment of outstanding principal of the Term Loan earning interest at the Fixed Rate at the time of repayment, which amount shall be the amount determined by Bank (which determination shall be conclusive) to be the difference between (a) the present value of the interest payments that would have been paid for the balance of the Term Period to Bank by Borrower on such repaid portion of principal accruing at the Fixed Rate but for such repayment, and (b) the present value of the interest payments that would be paid for the balance of the Rate Period or Term Period, as applicable, to Bank at the United States Treasury Rate if on or about the date of repayment Bank made a hypothetical investment of the repaid portion of principal accruing at a fixed rate of interest in United

States Treasury securities maturing on or about the last date of the Term Period and bearing interest accruing from the date of repayment.

       (xi) "Term Period" means the 5 year period commencing after the
             -----------
expiration of the Bridge Period.

       (xii) "United States Treasury Rate" means (a) a rate of interest per
              ---------------------------
annum, equal to (rounded downward to the nearest 1/100 of 1%) the annual yield (as reflected in the Wall Street Journal or other financial reporting services, as reasonably determined by Bank) Bank could obtain by purchasing on the date of repayment of the Term Loan, United States Treasury Securities with semi-annual interest payments, maturing on or about the last date of the Term Period amounts approximately equal to that amount of the repaid portion which was applied to principal earning interest at the Fixed Rate at the time of repayment, plus (b)
                                                                       ----
115 basis points.

     (B) (1) The outstanding principal balance of cash advances under the Revolving Loan shall earn interest at the Prime Rate minus the Applicable Prime Rate Margin (the "Prime-Based Rate").

          (2) The outstanding principal balance of the Term Loan shall, during the Bridge Period, earn interest at the LIBOR Rate, and shall, during the Term Period, earn interest at either the Fixed Rate or the LIBOR Rate, as shall be selected by Borrower by written notice to Bank not less than 5 Business Days prior to the commencement of the Term Period.

          (3) Whenever the LIBOR Rate is in effect, Borrower will from time to time provide Bank with such Notifications such that one or more LIBOR Rates for one or more Rate Periods shall at all time be in effect for the entire principal balance of the Term Loan, subject in all events to the other provisions of this
Section 2.07(B). Should any Rate Period expire without Borrower having provided Bank with a Notification as to the Rate Period to next apply to the principal of the Term Loan subject to the expired Rate Period, Borrower will be deemed to have elected a 30 day Rate Period for such principal.

          (4) Borrower understands and agrees: (i) that the LIBOR Rate applicable to any portion of outstanding principal of the Term Loan may be different from the LIBOR Rate applicable to any other portion of outstanding principal of the Term Loan, (ii) that no more than 5 portions of principal of the Term Loan bearing interest at the LIBOR Rate may be outstanding at any one time, (iii) that the minimum amount of principal to which any LIBOR Rate shall apply shall be $2,500,000, and (iv) that Bank shall have the right to terminate any Rate Period, and the interest rate applicable thereto, prior to maturity of such Rate Period, if Bank determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any Law to which Bank or any Participant may be subject, in which event the principal to which such terminated Rate Period relates thereafter shall earn interest at the Prime-Based Rate.

     (5) Borrower shall indemnify Bank and any Participant against any and all loss or expense (excluding loss of margin) which Bank or such Participant has sustained or incurred as a consequence of: (a) any payment of any principal amount earning interest at the LIBOR Rate on a day other than the last day of the corresponding Rate Period (whether or not any such payment is made pursuant to acceleration upon or after an Event of Default, demand by Bank otherwise made under this Agreement, by reason of optional or mandatory prepayment, or for any other reason, and whether or not any such payment is consented to by Bank, unless Bank shall have expressly waived such indemnity in writing); (b) any attempt by Borrower to revoke in whole or part any Notification given pursuant to this Agreement; or (c) any attempt by Borrower to convert or renew any principal amount earning interest at the LIBOR Rate on a day other than the last day of the corresponding Rate Period (whether or not such conversion or renewal is consented to by Bank, unless Bank shall have expressly waived such indemnity in writing).

     (6) In the event that, as a result of any changes in applicable Law or the interpretation thereof, it becomes unlawful for Bank or any Participant to maintain Eurodollar liabilities sufficient to fund any LIBOR Rate loan, then Bank's obligations to convert to or maintain a LIBOR Rate shall be suspended until such time as Bank or such Participant may again cause the LIBOR Rate to be applicable to its share of the Term Loan and such principal earning interest at the LIBOR Rate shall accrue interest instead at the Prime-Based Rate.

     (7) The LIBOR Rate may, upon five (5) days' prior notice to Borrower, be adjusted by Bank on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits (but without duplication for any adjustment made on account of Eurocurrency Reserve Requirements in determining the LIBOR Rate) or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable Rate Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws as they affect financial institutions) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor) that increase the cost to Bank or any Participant of funding the LIBOR Rate. Bank shall promptly give Borrower notice of such a determination and proposed adjustment, which determination shall be conclusive as to the correctness of the fact and the amount of such proposed adjustment. The Borrower may, by written notice to Bank provided within two (2) Business Days after the date of Bank's notice to Borrower of such proposed adjustment, (a) request Bank to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, and/or (b) prepay that portion of principal of the Term Loan accruing interest at the LIBOR Rate with respect to which such adjustment is made, together with the Repayment Premium thereon, and/or (c) elect to have that portion of principal of the Term Loan accruing interest at the LIBOR Rate accrue interest, effective on the first Business Day after Bank's receipt of such written notice, at the Prime-Based Rate for the balance of the applicable Rate Period.

          (8) In the event that the Borrower shall have requested the LIBOR Rate in accordance herewith and Bank shall have reasonably determined that Eurodollar deposits equal to the amount of the principal to earn interest at the LIBOR Rate and for the Rate Period specified are unavailable, impractical or unlawful with respect to Bank or any Participant, or that the rate based on the LIBOR Rate will not adequately and fairly reflect the cost to Bank or any Participant of the LIBOR Rate applicable to the specified Rate Period, of making or maintaining the principal amount of the Term Loan at the LIBOR Rate specified by the Borrower during the Rate Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the LIBOR Rate applicable to the specified Rate Period, Bank shall promptly give notice of such determination to the Borrower that the LIBOR Rate is not available. A determination by Bank hereunder shall be conclusive evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the right of Borrower to select, convert to, or maintain a LIBOR Rate shall be suspended until Bank shall have notified the Borrower that such conditions shall have ceased to exist, and
(ii) that portion of the Term Loan subject to the requested LIBOR Rate shall accrue interest instead at the Prime-Based Rate.

     (C) Interest shall be computed on the basis of a 360 day year but charged for the actual number of days elapsed.

     (D) If, at any time, any of the Rates shall be finally determined by any court of competent jurisdiction, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as such Rate would be deemed excessive, application thereof shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permissible under such Laws.

     (E) Should there occur an Event of Default under this Agreement, then interest on the Loans shall automatically without notice or demand increase to a rate per annum which is two (2) percentage points higher than the otherwise applicable Rate(s) ("Default Rate"). Interest at the Default Rate shall continue to accrue notwithstanding the entry of any judgment hereon or on any of the Notes, and all such judgments shall bear interest at the Default Rate provided for herein.

     (F) Interest shall be payable monthly on the first day of each calendar month or, as to interest accruing at the LIBOR Rate, on the last day of the Rate Period or on the 90th day of the Rate Period if the Rate Period exceeds 90 days.

     SECTION 2.08 Payments to Bank.  All payments of interest on and principal
                  ----------------
of the Loans, all fees and all other sums payable to Bank hereunder shall be paid directly to Bank in immediately available funds, in such currency of the United States of America as is, at the time of payment, legal tender for the payment of public and private debts. To the extent Bank sends Borrower statements of any amounts due or outstanding hereunder for interest or principal, such statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Bank in writing to the contrary within ten
(10) days of the date of any statement which it deems to be incorrect specifying the reason for its position. Bank is hereby irrevocably authorized to charge Borrower's deposit accounts with Bank, and/or charge the Revolving Loan, for any and all principal, interest and any other amounts due from Borrower to Bank hereunder and under any of the Collateral Documents.

     SECTION 2.09 Due Date Extension.  If any payment of principal of, or
                  ------------------
interest on any of the Loans or any payment of any fee provided for herein or any other amount due hereunder shall fall due on a day which is not a Business Day of Bank, then such due date shall be extended to the next succeeding Business Day and additional interest and fees shall accrue and be payable for the period of such extension.

     SECTION 2.10 Mandatory Prepayment; Optional Prepayment;
             Application of Payments; Repayment Premium.
             ------------------------------------------

         (a) In the event the aggregate principal amount of the Revolving Loan (including the face amount of all outstanding letters of credit and all related reimbursement obligations) shall at the time of any determination of the Revolving Loan Limit be in excess of the Revolving Loan Limit at such time, Borrower will forthwith without notice or demand, repay and reduce the principal balance of the Revolving Loan in an aggregate amount equal to such excess.

         (b) Borrower may at its option but subject to the terms of subpart (c) below, prepay the principal of the Loans from time to time and in whole or in part, with any such prepayment of the Term Loan to be applied in the inverse order of maturity. For this purpose, and for purposes of subpart (c) below, Borrower will at the time of prepayment designate the portion(s) of principal earning interest at a particular Rate(s) to which such prepayment is to be applied.

         (c) In the event Borrower elects or is required to prepay principal of the Term Loan bearing interest at the Fixed Rate pursuant to subpart (b) above, Borrower shall pay to Bank together with such prepayment a Repayment Premium.

       (d) Notwithstanding anything in subparts (a)-(b) to the contrary, upon acceleration by Bank of the Obligations after the occurrence of an Event of Default, Bank may apply any and all payments to any portion of the Loans in any order as it shall in its discretion determine.

     SECTION 2.11 Fees.
                  ----

       Borrower agrees to pay Bank the following fees:

       (A) Unused Commitment Fee.  Borrower shall pay Bank an Unused Commitment
           ---------------------
Fee equal to 1/4 of 1% of the daily average unused amount of the Revolving Loan, calculated and payable quarterly in arrears.

       (B) Letter of Credit Fees.  Borrower shall pay to Bank in connection with
           ---------------------
letters of credit 1% per annum (calculated on the basis of a 360-day year) on the face amount thereof, payable upon issuance and on each anniversary thereof.

     SECTION 2.12  Participations.  Borrower acknowledges that the Bank may from
                   --------------
time to time sell participations in all or any portion of the Loans to one or more Persons (each a "Participant") as participant of Bank in the Loans. In this regard, Borrower agrees that Bank may from time to time provide financial and other information concerning the Borrower to each Participant as well as to any or prospective participant.

SECTION 3  CONDITIONS.
           -----------

     The making of the Loans hereunder is subject to the following conditions precedent (all documents to be in form and substance satisfactory to Bank and its counsel):

     SECTION 3.01   Documents Required for the Closing.  The Borrower shall have
                    ----------------------------------
duly delivered to the Bank the following on the Closing Date:

       (A) The Notes, duly executed on behalf of Borrower;

       (B) A certified (as of the date of the Closing hereof) copy of resolutions of board of directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Notes, the Collateral Documents and each other document and instrument to be delivered pursuant hereto and any other instrument, agreement or document referred to herein;

       (C) A certified (as of the date of the Closing) copy of Borrower's by-laws;

       (D) A certificate (dated the date of the Closing) of Borrower's corporate secretary or assistant secretary as to the incumbency and specimen signatures of the officers of Borrower executing this Agreement, the Notes, the Collateral Documents and each other document to be delivered pursuant hereto or thereto;

          (E) A copy, certified as of the most recent date practicable by the appropriate Secretary of State, of Borrower's articles of incorporation, together with a certificate (dated the date of the Closing) of Borrower's corporate secretary or assistant secretary to the effect that such certificate of incorporation has not been amended since the date of the aforesaid certification;

          (F) Certificates, as of the most recent dates practicable, of the aforesaid Secretaries of State, the Secretary of State of each state in which Borrower is qualified as a foreign corporation, and the department of revenue or taxation of each of the foregoing states, as to the subsistence and good standing of Borrower;

          (G) A written opinion of counsel to Borrower, dated the date of the Closing and addressed to the Bank, in form and substance satisfactory to Bank and its counsel;

          (H) A certificate, dated the date of the Closing, signed by the president or a vice president of Borrower to the effect that:

              (1) The representations and warranties set forth in Section 5 of this Agreement are true, complete and correct as of the date of the Closing;

              (2) No Event of Default hereunder, and no event which, with the giving of notice or the passage of time, or both, could become such an Event of Default, has occurred as of the date of the Closing;

              (3) No material adverse change has occurred in the Borrower's financial condition since that reflected in the most recent Financial Statements delivered to Bank; and

              (4) All conditions to Closing set forth in this Agreement have been fulfilled.

     SECTION 3.02  Certain Events.  At the time of the Closing and each request
                   --------------
for an advance or letter of credit under the Revolving Loan, no Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing which, with the giving of notice or the passage of time, or both, could constitute an Event of Default.

     SECTION 3.03  American Acquisition Agreement.  It is an express condition
                   ------------------------------
to the making of the Term Loan that (a) all transactions contemplated by the American Acquisition Agreement will be consummated currently therewith in accordance with the terms thereof and in all events on or before December 31, 1995 and

(b) to the extent that a portion of the Term Loan Proceeds are in the form of issuance by Bank of the American Letters of Credit, Borrower will execute and deliver to Bank a letter of credit reimbursement agreement in form and substance acceptable to Bank.

SECTION 4.    [INTENTIONALLY OMITTED]

SECTION 5      REPRESENTATIONS, WARRANTIES AND SURVIVAL.
               ----------------------------------------

     SECTION 5.01   Representations and Warranties.  To induce Bank to enter
                    ------------------------------
into this Agreement, Borrower represents and warrants to Bank that:

          (A) Borrower is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation as shown on Exhibit "5.01(A)" hereto; Borrower has the lawful power to own its property and to engage in the business it conducts, and is duly qualified and in good standing in each of the jurisdictions where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect; the states in which Borrower is qualified to do business, and the addresses and counties of all places of business of Borrower, are as set forth in Exhibit "5.01(A)" to this Agreement;

          (B) Borrower is not in default with respect to any of its existing Indebtedness where such default would have a Material Adverse Effect, and the making and performance of this Agreement, the Notes and the Collateral Documents will not (immediately, with the passage of time, or with the giving of notice and the passage of time):

              (1) Violate the charter, minutes or by-law provisions of Borrower or violate any Laws or result in a default under any contract, agreement or instrument to which Borrower is a party or by which Borrower or its property is or may be bound, where the same would have a Material Adverse Effect, or

              (2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of Borrower, except such as are in favor of Bank;

          (C) Borrower has the power and authority to enter into and perform this Agreement, the Notes and the Collateral Documents and to incur the Obligations herein and therein provided for, and has taken all proper and necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Agreement, the Notes and the Collateral Documents;

          (D) This Agreement is and the Collateral Documents and the Notes when executed and delivered will be, valid, binding and enforceable against Borrower in accordance with their respective terms, except to the extent that the enforceability thereof is limited by bankruptcy and similar laws and equitable principles affecting the rights of creditors generally;

          (E) Except as disclosed in Exhibit "5.01(E)" to this Agreement, there are no judgments or judicial or administrative orders or proceedings or other litigation pending, or threatened, against or affecting Borrower in any court or before any governmental authority or arbitration board or tribunal, and Borrower is not in violation of any order of any court, governmental authority, arbitration board or tribunal or administrative agency, or any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which would have a Material Adverse Effect;

          (F) As of the date of the most recent Financial Statements, Borrower has not had any Indebtedness which is required by GAAP to be disclosed therein including, without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements or as disclosed in or permitted by this Agreement. Borrower does not know of any basis for the assertion against it of any liability required by GAAP to be disclosed in the Financial Statements not fully reflected and reserved against therein;

          (G) Borrower has filed all federal, state and local tax returns and other reports as required by Law to be filed by it prior to the date hereof, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable, where the failure to do any of the foregoing would have a Material Adverse Effect, except to the extent that Borrower is contesting the same in good faith and by appropriate proceeding and an adequate reserve has been made therefor. Borrower has no knowledge of any deficiency or additional assessment against it in connection with any taxes, assessments or charges not provided for on its books the failure to pay any of which would have a Material Adverse Effect;

          (H) Except as otherwise disclosed in Exhibit "5.01(H)" to this Agreement, Borrower has complied with all applicable Laws the noncompliance with which would have a Material Adverse Effect with respect to (1) restrictions, specifications or other requirements pertaining to products that it manufactures and sells or to the services it performs, or that it intends to manufacture, sell or perform, (2) the conduct or planned conduct of its business operations, and (3) the use, maintenance and operation or planned use, maintenance and operation of the real and personal property owned or leased by it in the operation or planned operation of its business. Exhibit "5.01(H)" to this Agreement discloses any and all such noncompliance by Borrower with all such applicable Laws as of the date hereof;

          (I) All necessary consents, approvals or authorizations of, or filing, registration or qualification with, any Person required to be obtained by Borrower in connection with the execution and delivery of this Agreement, the Notes and the Collateral Documents or the undertaking or performance of any Obligation hereunder or thereunder has been obtained;

          (J) Any employee benefit plan including those subject to ERISA maintained by Borrower or to which Borrower contributed or contributes meets the minimum funding standards established in Section 302 of ERISA and complies in all material respects with all applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code, and no Prohibited Transaction or Reportable Event, within the meaning of Section 4043 of ERISA, has occurred and is outstanding with respect to any employee benefit plan of Borrower. Furthermore, no employee benefit plan, including pension plan, has asserted or threatened to assert a claim or demand for withdrawal liability under ERISA as a result of any withdrawal from any said plan by Borrower or any member of its Controlled Group which has occurred on or before the date hereof;

          (K) Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;

          (L) Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property and assets and to the conduct of its business, the failure to obtain which would have a Material Adverse Effect;

          (M) Borrower is not a guarantor or surety of, or otherwise responsible in any manner with respect to, any undertaking of any other Person except as set forth in the Financial Statements;

          (N) Borrower has no knowledge of any violations which would have a Material Adverse Effect of any state or federal statutes, regulations, laws or orders pertaining to environmental matters, including, without limitation the federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), Environmental Cleanup Responsibility Act ("ECRA") and the federal Resource Conservation and Recovery Act ("RCRA") relating to the operations and properties of Borrower;

          (O) Borrower has not received a summons, citation, notice, directive, letter or other communication, written or oral, from any state or federal agency concerning any intentional or unintentional action or omission by Borrower resulting in any material releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of Hazardous Waste (as defined in 12 U.S.C. (S) 6903(5)) or Hazardous Substance (as defined in 42 U.S.C. (S) 9609(14));

          (P) Borrower has no corporate affiliates other than as set forth in Exhibit "5.01(P)" hereto;

          (Q) There are no liens, security interests or other encumbrances on or affecting any of Borrower's personal or real property, other than Permitted Liens.

     SECTION 5.02   Survival.  By completing the Closing, Bank does not thereby
                    --------
waive any breach of warranty or misrepresentation made by Borrower hereunder, or under any other document or agreement delivered to Bank at Closing or otherwise referred to herein, and all of Bank's claims and rights resulting from any breach or misrepresentation by Borrower is expressly reserved by Bank. All of the foregoing representations and warranties set forth in this Section 5 shall survive until all Obligations hereunder are paid and satisfied in full.

     SECTION 5.03   No Default.  Each request by a Borrower that Bank make an
                    ----------
advance or issue a letter of credit under the Loans shall, as of the date of such request, constitute a representation and warranty by Borrower to Bank that no Event of Default or event which with the passage of time or the giving of notice or both would constitute an Event of Default exists hereunder.

SECTION 6      COVENANTS.
               ---------

     SECTION 6.01   Affirmative Covenants.  Borrower covenants and agrees with
                    ---------------------
Bank that, so long as any of the Obligations hereunder remain unsatisfied or Bank has any commitment in connection therewith, it will comply with the following covenants:

          (A)  Borrower will furnish to Bank:

               (1) Within one hundred five (105) days after each fiscal year of Borrower, a copy of Borrower's Annual Financial Statements;

               (2) Within sixty (60) days of the close of each of the first three fiscal quarters, and within one hundred twenty (120) days of the close of its fiscal year, a copy of Borrower's Form 10Q for such fiscal quarter and with its Form 10K for such fiscal year, as filed with the Securities and Exchange Commission;

               (3) Concurrently with the foregoing, a certificate of Borrower, certified by its chief financial officer, reflecting compliance or non-compliance with the financial covenants set forth in Exhibit 6.01(L).

          (B) Borrower will maintain its properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental payments due.

          (C) Borrower will carry insurance with reputable insurers in form and amount and against fire (with extended coverage), liability and such other risks as are customary with companies in the same or similar business in the same area as Borrower.

          (D) Borrower will pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon Borrower or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor (as determined by Borrower's certified public accountants) having been set aside on its books.

          (E) Borrower will maintain complete and accurate books and records and will permit access by Bank during business hours to such books and records and will permit Bank to inspect its properties and operations. Bank may at any time and from time to time on reasonable notice to Borrower, audit and conduct examinations of any Borrower's books and records and accounts receivable and make abstracts and copies thereof.

          (F) Borrower will take all necessary steps to preserve and qualify its existence and franchises and comply with all present and future Laws applicable to it in the operation of its business, where the failure to do so would have a Material Adverse Effect.

          (G) Borrower will give immediate notice to the Bank of (1) any litigation to which it is a party if an adverse decision therein would have a Material Adverse Effect, and (2) the institution of any other suit or any administrative proceeding involving Borrower that would have a Material Adverse Effect.

          (H) Borrower will notify Bank immediately upon becoming aware of the occurrence of any Event of Default or of any fact, condition or event that, with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of Borrower to observe any of its undertakings hereunder.

          (I) Borrower will notify Bank in writing fifteen (15) days in advance of any change in the location of any of Borrower's places of business or of the establishment of any new, or the discontinuance of any existing, place(s) of business.

          (J) Borrower will (1) fund all its employee benefit plans in accordance with no less than the minimum funding standards of Section 302 of ERISA, (2) promptly advise Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Employee Benefit Plan(s) and the action which Borrower propose to take with respect thereto; and (3) promptly advise Bank of any claim for withdrawal liability made against it or a member of its Controlled Group.

          (K) All Financial Statements to be furnished by Borrower to Bank shall be correct and complete, and fairly and fully present in accordance with Generally Accepted Accounting Principles the financial condition of Borrower as of the date(s) thereof and the results of the operations for the periods covered thereby.

          (L) Borrower will at all times through March 30, 1996 be in compliance with the financial covenants set forth in Exhibit "6.01(L)" hereto and will at all times thereafter be in compliance with such financial covenants to which Bank and Borrower shall mutually agree prior to March 30, 1996. If Bank and Borrower are unable to agree upon mutually acceptable financial covenants, the entire principal balance of the Term Loan and all unpaid interest thereon will be due and payable on April 30, 1996, notwithstanding anything to the contrary contained herein or in the Term Note.

          (M) Borrower will maintain its major and primary deposit accounts with Bank.

     SECTION 6.02     Negative Covenants.  Borrower hereby covenants and agrees
                      ------------------
that so long as any of the Obligations remain unsatisfied, without the prior written consent of Bank:

          (A) Borrower will not enter into any merger, consolidation or reorganization, or acquire any stock in or all or substantially all of the assets of or any partnership or joint venture interest in, or make any loan to or investment (other than a Permitted Investment) in, any other Person, except mergers, acquisitions, loans and investments which do not exceed $5,000,000 per occurrence and $25,000,000 in the aggregate for all such occurrences and with respect to which Borrower is the surviving entity.

          (B) Borrower will not sell, transfer, lease or otherwise dispose of all or (except for (i) the sale of Inventory in the ordinary course of its business, (ii) and disposition of Equipment for obsolescence or which is in Borrower's reasonable judgment no longer necessary in the operation of its business in the ordinary course thereof and (iii) any other disposition which does not exceed $1,000,000 per disposition and $5,000,000 in the aggregate for all dispositions) any part of its assets.

          (C) Borrower will not mortgage, pledge, grant or permit to exist a security interest in or lien on any of its assets of any kind, real or personal, tangible or intangible, now owned or hereafter acquired, except for Permitted Liens.

          (D) Borrower will not directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

SECTION 7 DEFAULT.
          -------

     SECTION 7.01   Events of Default.  Each of the following events shall
                    -----------------
constitute an Event of Default and upon the occurrence thereof Bank shall thereupon have the option (which is not intended to diminish, alter or limit any other of Bank's rights described in this Agreement, the Collateral Documents or any related agreements and documents) (A) to declare Borrower in default under this Agreement, the Collateral Documents, the Notes, and all other agreements with Bank, (B) to terminate any undertaking of Bank in connection with the Loans, and (C) require that Borrower provide the Bank, and Borrower agree to provide to the Bank, cash or cash equivalents acceptable to Bank in an amount equal to the face amount of all outstanding letters of credit, and/or (D) to declare all Obligations immediately due and payable, including, but not limited to, interest, principal, expenses, advances to protect Bank's position and reasonable attorneys' fees to enforce this Agreement, the Collateral Documents, and all related agreements and documents, and all of Bank's rights hereunder and thereunder, all without demand, notice, presentment or protest, or further action of any kind:

          (A) Borrower fails to pay to Bank within ten (10) days when due any installment of principal, interest, fee or other charge payable hereunder or under the Notes or the Collateral Documents.

          (B) Borrower fails to observe or perform any other Obligation to be observed or performed by it hereunder, under the Notes or under any of the Collateral Documents, or under any other existing or future agreement between Borrower and Bank, which failure, to the extent reasonably susceptible of cure, is not cured within thirty (30) days of the earlier of (i) the date on which Borrower has actual knowledge thereof and (ii) Bank's giving Borrower written notice of the occurrence thereof.

          (C) Any Financial Statement or any representation made herein or provided to Bank pursuant to any requirement hereof is materially false, incorrect, or incomplete when made.

          (D) Borrower becomes insolvent or generally fails to pay, or admits its inability to pay, debts as they become due or makes a general assignment for the benefit of any of its creditors.

          (E) Borrower applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for

Borrower or any of the property of Borrower or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or for a substantial part of its property and is not discharged within sixty (60) days.

          (F) Any bankruptcy, reorganization, liquidation, dissolution or other case and proceeding under any bankruptcy or insolvency law is commenced in respect of Borrower and if such case or proceeding is not commenced by Borrower, it is consented to or acquiesced in by Borrower or remains for sixty (60) days undismissed.

          (G) Borrower discontinues its business operations or materially changes the nature of its business.

          (H) Borrower shall suffer final judgment(s) for the payment of money not covered by insurance or reserves satisfactory to Bank and shall not discharge, satisfy or stay the same within a period of thirty (30) days.

          (I) A judgment creditor of Borrower shall obtain actual or constructive possession of any of Borrower's properties by any means, including, but without limitation, levy, distraint, replevin or self-help.

          (J) (l) Any Reportable Event which Bank reasonably determines to constitute grounds for the termination of any employee benefit plan by the PBGC or for the appointment by any United States District Court of a trustee to administer or liquidate any Employee Benefit Plan; (2) the termination of any employee benefit plan, or any Defined Benefit Plan described in Section 414(j) or Section 414(k) of the Internal Revenue Code, the present value of whose benefits that may be guaranteeable under Title IV of ERISA exceeds the amount of plan assets allocable to such benefits; (3) the appointment by any United States District Court of a trustee to administer any Employee Benefit Plan; (4) the institution by the PBGC of proceedings to terminate any Employee Benefit Plan;
(5) the failure by Borrower or any member of any Controlled Group to meet the minimum funding standards established in Section 302 of ERISA; or (6) the assertion of any claim of, or demand for, withdrawal liability under ERISA by any multi-employer pension plan to which Borrower or any member of its Controlled Group heretofore contributed or currently contributes; but only if
                                                                      ---- --
any of the events described in clauses (1) - (6), individually or in the aggregate, would have a Material Adverse Effect.

          (K) (a) Failure by Borrower to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which Borrower is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), and, as a result thereof (assuming the giving of appropriate notice thereof, if required), Indebtedness which is included therein or secured or covered thereby shall have been declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

          (b) Any event or condition referred to in any Debt Instrument shall have occurred or failed to occur, and, as a result thereof, Indebtedness which is included therein or secured or covered thereby shall have been declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

          (c) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument;

and in any of said events set forth in (a), (b) and (c) the same has a Material
---
Adverse Effect.

     SECTION 7.02   Remedies.  After any acceleration of the Obligations, Bank
                    --------
shall have in addition to the rights and remedies given it by this Agreement, the Notes and the Collateral Documents, all those allowed by all applicable Laws.

SECTION 8 MISCELLANEOUS.
          -------------

     SECTION 8.01   Construction.  The provisions of this Agreement shall be in
                    ------------
addition to those of the Notes and Collateral Documents all of which shall be construed as integrated and complementary to each other. Nothing herein contained shall prevent Bank from enforcing any or all of the Notes and Collateral Documents, in accordance with their respective terms.

     SECTION 8.02   Further Assurance.  From time to time, Borrower will execute
                    -----------------
and deliver to Bank such additional documents and will provide such additional information as Bank may reasonably require to carry out the terms of this Agreement and be informed of each Borrower's status and affairs.

     SECTION 8.03   Enforcement and Waiver by the Bank.  Bank shall have the
                    ----------------------------------
right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times. The failure of Bank at any time or times to enforce its rights under such provisions, strictly in accordance with such provisions, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived this Agreement. All rights and remedies of Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     SECTION 8.04   Expenses of the Bank.  Borrower agrees to pay all costs and
                    --------------------
expenses, including reasonable attorneys' fees and expenses, and filing, search, environmental audit, consultant, appraisal and other out-of-pocket expenditures, incurred by Bank in connection with the preparation, negotiation, administration, amendment, extension, replacement, modification, enforcement or termination of this Agreement, the Notes, the Loans and the Collateral Documents and the collection or attempted collection of the Notes or any other Obligations, and the protection, preservation or defense of Bank's rights and interests.

     SECTION 8.05   Notices.  Any notices or consents required or permitted by
                    -------
this Agreement shall be in writing and shall be deemed delivered if delivered in person, or by commercial courier against receipt or if sent by certified mail, postage prepaid, return receipt requested, or by telecopy, as follows, unless such address or telecopy number it changed by written notice hereunder:

          (A)  If to Borrower:

               Kulicke & Soffa Industries, Inc.
               2101 Blair Mill Road
               Willow Grove, PA  19090

               Attention:   Clifford G. Sprague, Senior Vice President
                          and Chief Financial Officer
               Telecopy No. (215) 784-6258

               (B)  If to Bank:

               Midlantic Bank, N.A.
               1500 Market Street
               Philadelphia, PA 19102

               Attention:   Ronald H. Vicari, Senior
                              Vice  President

               Telecopy No. (215) 564-7421

     SECTION 8.06     Waiver and Release by Borrower.  To the maximum extent
                      ------------------------------
permitted by applicable Laws, Borrower:

          (A) Waives (1) protest of all commercial paper at any time held by Bank on which Borrower is any way liable; and (2) except as otherwise set forth herein or in the Collateral Documents, notice and opportunity to be heard, after acceleration in the manner provided in Section 6.01 hereof, before exercise by Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with Borrower and, except where required hereby or by any applicable Laws, notice of any other action taken by Bank; and

          (B) Releases Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

     SECTION 8.07   Applicable Law.  The substantive Laws of the Commonwealth of
                    --------------
Pennsylvania shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

     SECTION 8.08   Binding Effect; Assignment and Entire Agreement.  This
                    -----------------------------------------------
Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Borrower has no right to assign any of its respective rights or Obligations hereunder without the prior written consent of Bank. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement among the parties relating to the subject matter thereof.

     SECTION 8.09   Severability.  If any provision of this Agreement is held
                    ------------
invalid under any applicable Laws, such invalidity will not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

     SECTION 8.10   Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     SECTION 8.11   Headings.  The headings of any paragraph or section of this
                    --------
Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

     SECTION 8.12   Modification.  No modification or amendment hereof or of any
                    ------------
agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

     SECTION 8.13   Third Parties.  No rights are intended to be created
                    -------------
hereunder, or under the Collateral Documents or related agreements and documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower.

     SECTION 8.14   Seal.  This Agreement is intended to take effect as an
                    ----
instrument under seal.

     SECTION 8.15   Waiver of Jury Trial.  BORROWER AND BANK IRREVOCABLY WAIVE
                    --------------------
TRIAL BY JURY AND THE RIGHT THERETO IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, COLLATERAL DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

     SECTION 8.16   Jurisdiction.  Borrower and Bank hereby irrevocably consent
                    ------------
to the jurisdiction of the Court of Common Pleas of Philadelphia, Pennsylvania and of the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings in connection with this Agreement, the Notes or the Collateral Documents and irrevocably consent, in addition to any methods of service of process permissible under applicable law, to service of process by certified mail, return receipt requested to the address of the Borrower and Bank as set forth herein. Borrower and Bank agrees that in any action or proceeding brought by it in connection with this Agreement or the transactions contemplated hereby, exclusive jurisdiction shall be in the Court of Common Pleas of Philadelphia, Pennsylvania, and the United States District Court for the Eastern District of Pennsylvania.

     SECTION 8.17   Indemnity.  Borrower agrees to indemnify, defend and hold
                    ---------
the Bank Indemnitees harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which any Bank Indemnitee may become subject arising out of or based upon this Agreement, the Collateral Documents, the Notes or the Loans through the alleged negligence of such Bank Indemnitee or otherwise, except and to the extent that Borrower proves that such loss, liability, etc. was caused by the gross negligence or willful misconduct or manifest bad faith of the Person otherwise so indemnified.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

                              KULICKE AND SOFFA INDUSTRIES, INC.


                              By:_____________________________


                              MIDLANTIC BANK, N.A.



                              By:______________________________

                                EXHIBIT 6.01(L)

                              Financial Covenants



     (a)  Tangible Net Worth of not less than $55,000,000.

     (b)  Leverage Ratio of not more than 1.75 to 1.0.

     (c)  Fixed Charge Coverage Ratio of not less than 2.0 to 1.0.

     (d)  Working Capital of not less than $35,000,000.

     (e)  Current Ratio of not less than 1.25 to 1.0.